Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated September 8, 2010, relating to our audits of the combined consolidated financial statements of 84 FINANCIAL L.P. appearing in that Prospectus, and to the reference to our firm under the caption "Independent Registered Certified Public Accountants" in such Prospectus.

Carr, Riggs & Ingram, LLC
Gainesville, FL
February 15, 2011